Tokyo Electron to Acquire FSI International August 13, 2012 Exhibit 99.2

Tokyo Electron to Acquire FSI International
Transaction
Overview
Tokyo Electron (TEL) has reached a definitive agreement to acquire FSI
TEL will launch a cash tender for all outstanding shares of FSI followed by a second step cash-out merger
Transaction was unanimously approved by the boards of directors of TEL and FSI
Consideration
Cash consideration of $6.20 per share
Transaction implies a fully-diluted equity value of approximately
$252.5mm
Timing Tender offer expected to close by the end of 2012
Next Steps
TEL will shortly launch a tender offer for all of the shares of FSI, subject to certain customary conditions
No financing expected - TEL has a sufficient cash balance to purchase all of the shares

Tokyo Electron and FSI
Note: LTM represents last twelve months
Founded in 1963
Headquartered in Tokyo, Japan
~10,684 employees
Leading provider of semiconductor
production equipment
The company has state-of-the-art
research and development facilities in
Japan, the United States, Korea and
Taiwan
LTM Revenue of $7,684mm and Net
Income of $323mm
Founded in 1973
Headquartered in Chaska, Minnesota,
USA
~400 employees
Expertise in surface preparation
equipment
Operations in US, France,  Germany,
Israel, Italy, Netherlands, UK, China,
Korea, Singapore, Taiwan, and Japan
LTM Revenue of $132mm  and Net
Income of $12.5mm
TEL and FSI Combination Well-Positioned to Innovate and Gain
Share in Surface Preparation Process Steps

Product Lineup World Market Share
Semiconductor Production Equipment
Semiconductor Production Equipment
Source: Gartner
WW #1
WW #1
Coater/Developer
Plasma Etch
System
(total dry etch)
Thermal
Processing System
Single Wafer
Deposition
System
Cleaning System
Wafer Prober

(CY2011)

Accelerates FSI’s growth by leveraging TEL’s customer relationships and channels
Combination enhances our ability to meet customers’ future surface preparation challenges
TEL and FSI – A Powerful Combination
Highly
complementary
product lines
Ability to Drive
Revenue Growth
Logical Industry
Consolidation
Semiconductor roadmap facing steep technology and cost challenges
Need to provide a diverse set of technology solutions - wet and dry
Increased importance for customers to partner with strong suppliers who can holistically address technical hurdles
Industry consolidating with a small number of large suppliers best suited to make required investments
TEL has strong single wafer capability in standard applications (RCA clean, BEOL clean)
FSI adds strength in specific applications (high dose implant PR strip, NiPt strip) with special requirements (ViPR technology)
Enables TEL to deliver a more complete set of single wafer solutions

Combination provides employees with new growth opportunities
Expanded suite of technical resources to bolster innovation
Benefits of working for a large, well-resourced global company with a broad set of leading customers
Delivering Value to All Stakeholders
Customers
Employees
Investors
Attractive premium for FSI’s shareholders
Value creation potential for TEL’s shareholders
Enhanced ability to meet customers’ future surface preparation challenges
Additional surface preparation solution offerings

Strengthened single wafer product portfolio
Added capabilities in wet high dose implanted photoresist removal

What This Means for FSI’s Employees
• Nothing changes until the transaction closes
– Right now, it’s “business as usual”
– Stay focused on the business and serving our customers
• Post-Closing, it is expected that FSI will be integrated into the
Surface Preparation Systems business unit of TEL
– We expect most day-to-day activities to remain largely unchanged
– FSI equipment will continue to be manufactured in Chaska for the foreseeable future; no near-term product branding changes expected
– Integration teams will evaluate and develop plans over time
• Don Mitchell will continue in his leadership role as President of
FSI
• We will share further information about our integration plans as they become available

Additional Information and
Forward-Looking Statements

The tender offer for the purchase of the outstanding shares of FSI International, Inc.’s ("FSI") common stock described in this document has not yet commenced, and this document  is neither an offer to purchase nor a solicitation of an offer to sell securities. At the time the tender offer is commenced, Tokyo Electron Limited ("TEL") will file a tender offer statement on Schedule TO (including the offer to purchase, letter of transmittal and other tender offer materials) with the U.S. Securities and Exchange Commission (“SEC”)
and FSI will file with the SEC a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer.  Prior to making any decision regarding the tender offer, FSI shareholders are strongly advised to read the tender offer statement (including the offer to purchase, letter of transmittal and other tender offer materials) and the related solicitation/recommendation statement on
Schedule 14D-9 when they become available as they will contain important information. Once filed, FSI shareholders will be able to obtain the tender offer statement (including the offer to purchase, letter of transmittal and other tender offer materials) and the related solicitation/recommendation statement at no charge on the SEC’s website at www.sec.gov. In addition, the tender offer statement
(including the offer to purchase, letter of transmittal and other tender offer materials) and the related solicitation/recommendation statement (when available) may be obtained free of charge from the information agent named in the tender offer materials or by directing a request to FSI International, Inc., Attention: Benno Sand, Executive Vice President, Business Development, Investor
Relations and Secretary, Telephone Number 952.448.8936.
This document contains forward-looking statements that are not historical facts and are subject to risks and uncertainties that could cause actual results to differ materially from those described.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements.  Forward-looking statements in this document include statements regarding the anticipated benefits of the transaction; statements regarding the anticipated timing of filings and approvals relating to the transaction;
statements regarding the expected timing of the completion of the transaction; and any statements of assumptions underlying any of the foregoing.  All forward-looking statements are based largely on current expectations and beliefs concerning future events, approvals and transactions that are subject to substantial risks and uncertainties.  Factors that may cause or contribute to the actual results or outcomes being different from those contemplated by forward-looking statements include:  risks and uncertainties associated with the tender offer, including uncertainties as to the timing of the tender offer and merger, uncertainties as to how many of FSI’s shareholders will tender their shares in the offer, the risk that competing offers will be made, and the possibility that various closing conditions for the transaction may not be satisfied or waived.  Other factors that may cause FSI’s actual results to differ materially from those expressed or implied in the forward-looking statements are discussed in FSI’s filings with the SEC, including in its periodic reports filed on Form 10-K and Form 10-Q with the SEC.  Copies of FSI’s filings with the SEC may be obtained at the
“Investors” section of FSI’s website at www.fsi-intl.com or on the on the SEC’s website at www.sec.gov.  These forward-looking statements speak only as of the date of this communication and neither TEL nor FSI assumes any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or developments or otherwise, except as required by law.